UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

Form 8-K
______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): March 5, 2019

The Joint Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36724	90-0544160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

16767 N. Perimeter Drive, Suite 240 Scottsdale, AZ 85260
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:
(480) 245-5960

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [ X ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ X ]

Item 2.02. Results of Operations and Financial Condition.

            On March 7, 2019, The Joint Corp. (the “Company”) issued a press release announcing its financial results for the year ended December 31, 2018. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

            The information furnished in this Item 2.02 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)        Compensatory Arrangements of Certain Officers

On March 5, 2019, the Board of Directors of The Joint Corp. (the “Company”), upon the recommendation of the Compensation Committee of the Board of Directors (the “Compensation Committee”), approved an Executive Short-Term Incentive Plan (the “Executive STIP”) under which the Company’s President and Chief Executive Officer and its Chief Financial Officer are eligible to receive compensation in the form of cash. This Executive STIP replaces the 2018 Executive Short-Term Incentive Plan adopted on May 7, 2018.

Participants in the Executive STIP will receive payment only if the Company achieves its target EBITDA for the year in question, which will be established by the Board of Directors of the Company.  The Executive STIP bonus pool will be combined with the bonus pool for the Non-Executive Short-Term Incentive Plan (the “Combined Pool”). The Compensation Committee will establish the maximum amount that may be allocated to the Combined Pool, and the amount by which the actual EBITDA exceeds the target EBITDA will be allocated to the Combined Pool up to the established maximum.  The amount allocated to the Combined Pool will then be paid to the participants in both the Executive STIP and the Non-Executive Short-Term Incentive Plan on a pro rata basis based on their respective eligibility, and in each case, up to their maximum targeted STIP award. The President and CEO’s targeted STIP award will not exceed 50% of his base salary. The CFO’s STIP award will not exceed 40% of his salary.

Notwithstanding the foregoing, in the event that the actual EBITDA for the year in question after the funding of the maximum amount allocated to the Combined Pool as described in the previous paragraph (“Revised EBITDA”) exceeds the target EBITDA, the maximum targeted STIP award for the President and CEO would increase to 62.5% of his base salary and the maximum targeted STIP award for the CFO would increase to 50% of his base salary.  In that event, 25% of each dollar by which Revised EBITDA exceeds the budgeted EBITDA will be added to the Combined Pool and allocated to the participants in both the Executive STIP and the Non-Executive Short-Term Incentive Plan on a pro rata basis based on their respective eligibility, and in each case, up to their maximum targeted STIP award, as adjusted.

Item 7.01. Regulation FD Disclosure.

The Company is posting an earnings presentation to its website at https://ir.thejoint.com/.  A copy of the earnings presentation is being furnished herewith as Exhibit 99.2. The Company will use the earnings presentation during its earnings conference call on March 7, 2019 and also may use the earnings presentation from time to time in conversations with analysts, investors and others.

The presentation is furnished by the Company pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

The information contained in Exhibit 99.2 is summary information that is intended to be considered in the context of the Company’s filings with the SEC. The Company undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as its management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description

99.1	Press Release dated March 7, 2019
99.2	The Joint Corp Earnings Presentation, March 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Joint Corp.

Date: March 7, 2019	By:	/s/ Peter D. Holt
Name: Peter D. Holt
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated March 7, 2019
99.2	The Joint Corp Earnings Presentation, March 2019